EXHIBIT 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statement in this Form S-8 pertaining to the 2005 Equity Incentive Plan of GSI Commerce, Inc. our report dated July 2, 2007, with respect to the consolidated financial statements of e-Dialog, Inc. for the year ended December 31, 2006, which was included in the Current Report on Form 8K/A of GSI Commerce, Inc. filed with the Securities and Exchange Commission on March 4, 2008.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 7, 2008